UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 30, 2006 (March 29, 2006)

Behringer Harvard Short-Term Opportunity
Fund I LP
(Exact Name of Registrant as Specified in Its Charter)

Texas	000-51291	71-0897614
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas 75001
(Address of principal executive offices)
(Zip Code)

(866) 655-1620
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03    Material Modification to Rights of Security Holders.

The Registrant’s general partners, by resolution effective as of March 29, 2006, have determined to amend the Registrant’s Amended and Restated Agreement of Limited Partnership pursuant to Section 11.2(b) in order to correct errors contained in Section 8.11 of the Amended and Restated Agreement of Limited Partnership that do not correspond to the Registrant’s intent and create ambiguity between the Amended and Restated Agreement of Limited Partnership and prior disclosure in the prospectus contained in the Registrant’s Registration Statement on Form S-11, as amended and supplemented from time to time (the “Prospectus”). The First Amendment to Amended and Restated Agreement of Limited Partnership removes a provision from the preamble to Section 8.11 which provided that the Registrant’s unit redemption program shall begin after one year following the termination of the Registrant’s public offering of its units of limited partnership interest. In addition, Section 8.11(a) has been corrected to more accurately describe the limitations on the amount of the Registrant’s funds that may be applied to repurchases under the unit redemption program. As a result of such amendment, Section 8.11 of the Amended and Restated Agreement of Limited Partnership now more closely corresponds to the Registrant’s intent and the Prospectus disclosure.

Furthermore, effective as of March 29, 2006 and pursuant to Section 8.11(j) of the Registrant’s Amended and Restated Agreement of Limited Partnership, the Registrant’s general partners, by resolution effective as of March 29, 2006, have determined to modify the price at which units of limited partnership interest held by the Registrant’s limited partners will be redeemed by the Registrant pursuant to the Registrant’s unit redemption program. As a result of such modification, the price at which units will be redeemed shall be as follows:

•
Except as described below for redemptions upon the death of a limited partner or upon the disability of the limited partner or such limited partner’s need for long-term care, the purchase price per unit for the redeemed units will equal (1) for redemptions on or prior to December 31, 2008, the amount by which (a) the lesser of (i) 90% of the average price per unit the original purchaser or purchasers of units paid to the Registrant for all of his or her units or (ii) $9.00 exceeds (b) the aggregate amount of net sale proceeds per unit, if any, distributed to investors prior to the redemption date as a result of the sale of one or more of the Registrant’s properties, or (2) for redemptions after December 31, 2008, the lesser of (a) 100% of the average price per unit the original purchaser or purchasers of units paid for all of his or her units or (b) 90% of the net asset value per unit on the date of redemption, based upon the most recent appraisal.

•
The purchase price per unit for units redeemed upon the death of a limited partner or upon the disability of a limited partner or such limited partner’s need for long-term care (provided that the condition causing such disability or need for long-term was not pre-existing on the date that such limited partner became a limited partner), until December 31, 2008, will be equal to the amount by which (1) the average price per unit the limited partner paid to the Registrant for all of his or her units exceeds (2) the aggregate amount of net sale proceeds per unit, if any, distributed to investors prior to the redemption date as a result of the sale of one or more of the Registrant’s properties. Thereafter, the purchase price will be the net asset value per unit on the date of redemption, based upon the most recent appraisal.

This modification to the price at which units will be redeemed pursuant to the Registrant’s unit redemption program shall supersede any provisions regarding the redemption price in the Registrant’s Amended and Restated Agreement of Limited Partnership, including but not limited to, Section 8.11 of

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the Registrant’s Amended and Restated Agreement of Limited Partnership and any prior modifications to the repurchase price disclosed in the Registrant’s Prospectus.

The foregoing description of the First Amendment to Amended and Restated Agreement of Limited Partnership is qualified in its entirety by reference to such amendment, which has been filed as an exhibit to this Form 8-K and is incorporated herein.

Item 9.01    Financial Statements and Exhibits.

(a)   Financial Statements of Businesses Acquired.

None.

(b)   Pro Forma Financial Information.

None.

(c)   Shell Company Transactions.

None.

(d)   Exhibits.

3.1	First Amendment to Amended and Restated Agreement of Limited Partnership of Behringer Harvard Short-Term Opportunity Fund I LP

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Behringer Harvard Short-Term Opportunity Fund I LP

	By:	Behringer Harvard Advisors II LP
Co-General Partner

		By:	Harvard Property Trust LLC General Partner

Dated: March 30, 2006			By:	/s/ Gerald J. Reihsen, III
Gerald J. Reihsen, III Executive Vice President - Corporate Development & Legal and Secretary

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